UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, International Tower Hill Mines Ltd. (the “Company”) retained David A. Cross, 39, under contract to serve as the Chief Financial Officer of the Company, effective May 11, 2015. Mr. Cross will remain a partner in the firm of Cross Davis & Company LLP, Certified General Accountants (“CD&C LLP”), which has also been retained to provide corporate accounting support to the Company. Mr. Cross has served as a partner of CD&C LLP since July, 2010. Mr. Cross’ past experience consists of officer, director and senior management positions, including five years at Davidson & Company LLP Chartered Accountants from September, 2005 to May, 2010 where he spent time as a Manager, a member of their Technical Accounting Committee and a member of their IFRS Committee. He is also the chief financial officer of several other junior mineral exploration companies. Mr. Cross holds a BCIT diploma in Financial Management and is a Chartered Professional Accountant and Certified General Accountant.

Pursuant to a Consulting Agreement, dated for reference May 11, 2015, entered into between the Company and Mr. Cross, Mr. Cross will provide services to the Company normally associated with the position of chief financial officer of a public company. Mr. Cross will receive stock options to purchase 30,000 of the Company’s common shares. Also on May 11, 2015, the Company entered into a Financial and Accounting Consulting Agreement with CD&C LLP pursuant to which the Company will pay CD&C LLP CAD 6,000 per calendar month, plus any applicable provincial sales tax and/or Canadian federal goods and services tax, for the corporate accounting services provided thereunder. The Company will also pay or reimburse Mr. Cross and CD&C LLP for all reasonable costs, expenses and disbursements incurred in providing services to the Company.

Copies of the Consulting Agreement and Financial and Accounting Consulting Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated in this Item 5.02 by reference. The foregoing descriptions of the Consulting Agreement and Financial and Accounting Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements.

Item 8.01 Other Events.

On May 12, 2015, the Company issued a press release regarding the appointment of Mr. Cross as Chief Financial Officer of the Company and the appointment of Debbie L. Evans as Corporate Controller of the Company, in addition to her current duties as Controller for a subsidiary of the Company. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated for reference May 11, 2015, between the Company and David A. Cross.
10.2	Financial and Accounting Consulting Agreement, dated for reference May 11, 2015, between the Company and Cross Davis & Company LLP, Certified General Accountants.
99.1	Press Release of the Company, dated May 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: May 12, 2015	By:	/s/ Thomas Irwin
	Name:	Thomas Irwin
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Consulting Agreement, dated for reference May 11, 2015, between the Company and David A. Cross.
10.2	Financial and Accounting Consulting Agreement, dated for reference May 11, 2015, between the Company and Cross Davis & Company LLP, Certified General Accountants.
99.1	Press Release of the Company, dated May 12, 2015.